Exhibit 99.1

AssetMark Reports $67.3B Platform Assets for Third Quarter 2020

CONCORD, Calif., November 10, 2020 (GLOBE NEWSWIRE) — AssetMark Financial Holdings, Inc. (NYSE: AMK) today announced financial results for the quarter ended September 30, 2020.

Third Quarter 2020 Financial and Operational Highlights

•	Net income for the quarter was $8.6 million, or $0.12 per share.
•	Adjusted net income for the quarter was $18.2 million, or $0.25 per share, on total revenue of $107.1 million.
•	Adjusted EBITDA for the quarter was $29.3 million, or 27.4% of total revenue.
•

Platform assets increased 16.2% year-over-year and 6.4% quarter-over-quarter to $67.3 billion, aided by quarterly net flows of $1.2 billion and market impact net of fees of $2.8 billion. Year-to-date annualized net flows as a percentage of beginning-of-year platform assets were 8.6%.

•

More than 3,500 new households and 171 new producing advisors joined the AssetMark platform during the third quarter. In total, as of September 30, 2020 there were over 8,400 advisors (approximately 2,400 were engaged advisors) and over 182,500 investor households on the AssetMark platform.

•	We realized 18.7% annualized production lift from existing advisors for the third quarter, indicating that advisors continued to grow organically and increase wallet share on our platform.

“This past year, we have made a difference in the lives of our advisors and their clients more than ever. Through webinars, virtual events and thought leadership our engagement with our advisors has never been stronger. We are living our mission and executing on our strategy and it is paying off,” said Charles Goldman, President and CEO. “In the third quarter, net flows returned to $1 billion plus and we experienced double-digit year-over-year growth in platform assets, engaged advisors and households. Adjusted EBITDA margin in the third quarter was the highest since going public, a testament to our strong top-line results and restructured expense base.”

Goldman concluded, “Our 2021 strategic priorities support our growth efforts. First, we are focused on enhancing advisor value and productivity, which will help us strengthen our platform in order to attract new advisors and create deeper relationships with existing advisors. Second, we will look to attract adjacent advisors through channel expansion. This coupled with increasing the quantity and quality of NPAs on our platform, gives us confidence that we will accelerate organic growth in 2021. Lastly, we will continue to improve scale and efficiency, which helps support our future growth.”

Third Quarter 2020 Key Operating Metrics

	3Q20	3Q19	Variance per year
Operational metrics:
Platform assets (at period-beginning) (millions of dollars)	63,229	56,051	12.8%
Net flows (millions of dollars)	1,209	1,357	(10.9%)
Market impact net of fees (millions of dollars)	2,816	494	470.3%
Acquisition impact (millions of dollars)	0	0	NM
Platform assets (at period-end) (millions of dollars)	67,254	57,902	16.2%
Net flows lift (% of beginning of year platform assets)	2.0%	3.0%	(100 bps)
Advisors (at period-end)	8,473	7,920	7.0%
Engaged advisors (at period-end)	2,398	2,159	11.1%
Assets from engaged advisors (at period-end) (millions of dollars)	60,043	51,207	17.3%
Households (at period-end)	182,683	159,496	14.5%
New producing advisors	171	203	(15.8%)
Production lift from existing advisors (annualized %)	18.7%	23.4%	(470 bps)
Assets in custody at ATC (at period-end) (millions of dollars)	47,989	39,739	20.8%
ATC client cash (at period-end) (millions of dollars)	2,656	1,754	51.4%

Financial metrics:
Total revenue (millions of dollars)	107	110	(2.7%)
Net income (loss) (millions of dollars)	8.6	(3.7)	NM
Net income (loss) margin (%)	8.0%	(3.4%)	1140 bps
Capital expenditure (millions of dollars)	8.3	5.7	45.3%

Non-GAAP financial metrics:
Adjusted EBITDA (millions of dollars)	29.3	29.2	0.3%
Adjusted EBITDA margin (%)	27.4%	26.6%	80 bps
Adjusted net income (millions of dollars)	18.2	17.1	6.1%

Note: Percentage variance based on actual numbers, not rounded results

Webcast and Conference Call Information

AssetMark will host a live conference call and webcast to discuss its third quarter 2020 results. In conjunction with this earnings press release, AssetMark has posted an earnings presentation on its investor relations website at http://ir.assetmark.com. Conference call and webcast details are as follows:

•	Date: November 10, 2020
•	Time: 2:00 p.m. PT; 5:00 p.m. ET
•

Phone: Listeners can pre-register for the conference call here: http://www.directeventreg.com/registration/event/6976079. Upon registering, you will be provided with participant dial-in numbers, passcode and unique registrant ID. In the 10 minutes prior to the call start time, you may use the conference access information (dial in number, direct event passcode and registrant ID) provided in the confirmation email received at the point of registering to join the call directly.

•

Webcast: http://ir.assetmark.com. Please access the website 10 minutes prior to the start time. The webcast will be available in recorded form at http://ir.assetmark.com for 14 days from November 10, 2020.

About AssetMark Financial Holdings, Inc.

AssetMark is a leading provider of extensive wealth management and technology solutions that power independent financial advisors and their clients. Through AssetMark, Inc., its investment advisor subsidiary registered with the Securities and Exchange Commission, AssetMark operates a platform that comprises fully integrated technology, personalized and scalable service and curated investment platform solutions designed to make a difference in the lives of advisors and their clients. AssetMark had $67.3 billion in platform assets as of September 30, 2020 and has a history of innovation spanning more than 20 years.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance, which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,”

“estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including in relation to our ability to attract and retain advisors, competition in the industry in which we operate, the interest rate environment, shifting investor preferences, our market share and the size of our addressable market, our financial performance, investments in new products, services and capabilities, our ability to execute strategic transactions, legal and regulatory developments and general market, political, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus dated July 17, 2019 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and in our most recent Annual Report on Form 10-K for the year ended December 31, 2019, which is on file with the Securities and Exchange Commission and available on our investor relations website at http://ir.assetmark.com.

Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is expected to be filled on November 13, 2020. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.

AssetMark Financial Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands except share data and par value)

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$109,319	$96,341
Restricted cash	9,125	9,000
Investments, at fair value	9,047	7,275
Fees and other receivables, net	7,462	9,679
Income tax receivable, net	15,392	3,994
Other current assets	10,012	6,565
Total current assets	160,357	132,854
Property, plant and equipment, net	7,436	7,067
Capitalized software, net	68,672	69,814
Other intangible assets, net	657,187	651,915
Operating lease right-of-use assets	28,509	—
Goodwill	338,848	327,310
Total assets	$1,261,009	$1,188,960
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$929	$967
Accrued liabilities and other current liabilities	37,815	40,610
Total current liabilities	38,744	41,577
Long-term debt, net	121,934	121,692
Other long-term liabilities	15,556	16,440
Long-term portion of operating lease liabilities	32,838	—
Deferred income tax liabilities, net	150,795	150,390
Total long-term liabilities	321,123	288,522
Total liabilities	359,867	330,099
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $0.001 par value (675,000,000 shares authorized and 72,449,255 and 72,390,080 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively)	72	72
Additional paid-in capital	836,634	796,406
Retained earnings	64,436	62,383
Total stockholders’ equity	901,142	858,861
Total liabilities and stockholders’ equity	$1,261,009	$1,188,960

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Asset-based revenue	$103,808	$99,211	$304,170	$276,547
Spread-based revenue	2,628	9,638	14,128	25,997
Other revenue	702	1,282	2,861	4,384
Total revenue	107,138	110,131	321,159	306,928
Expenses:
Asset-based expenses	33,431	33,532	98,530	93,259
Spread-based expenses	436	1,556	2,158	3,629
Employee compensation	42,802	42,054	131,663	109,428
General and operating expenses	15,947	16,028	48,695	41,455
Professional fees	3,636	3,723	10,627	10,578
Depreciation and amortization	8,670	7,523	25,826	22,032
Total expenses	104,922	104,416	317,499	280,381
Interest expense	1,344	2,512	4,445	10,567
Other (income) expense	(15)	2,296	(4)	2,296
Income (loss) before income taxes	887	907	(781)	13,684
Provision for (benefit from) income taxes	(7,710)	4,635	(2,834)	11,364
Net income (loss)	8,597	(3,728)	2,053	2,320
Unrealized gain on investments, net of tax	—	—	—	—
Net comprehensive income (loss)	$8,597	$(3,728)	$2,053	$2,320
Net income (loss) per share attributable to common stockholders:
Basic	0.13	(0.05)	0.03	0.03
Diluted	0.12	(0.05)	0.03	0.03
Weighted average number of common shares outstanding, basic	67,282,040	69,275,000	67,211,341	69,275,000
Weighted average number of common shares outstanding, diluted	70,068,690	69,275,000	69,695,817	69,503,611

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,053	$2,320
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	25,826	22,032
Interest	456	478
Deferred income taxes	593	173
Share-based compensation	40,041	22,093
Impairment of right-of-use assets and property, plant, and equipment	2,381	—
Changes in certain assets and liabilities:
Fees and other receivables, net	2,853	(615)
Receivables from related party	(42)	(314)
Other current assets	4,796	(1,461)
Accounts payable, accrued expenses and other liabilities	(13,160)	(10,972)
Income tax receivable and payable	(11,398)	(1,168)
Net cash provided by operating activities	54,399	32,566
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Global Financial Private Capital, Inc.	—	(35,789)
Purchase of WBI OBS Financial, LLC, net of cash received	(18,561)	—
Purchase of investments	(1,896)	(24)
Sale of investments	12	—
Purchase of property and equipment	(2,288)	(1,341)
Purchase of computer software	(18,750)	(14,990)
Net cash used in investing activities	(41,483)	(52,144)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	187	—
Initial public offering proceeds	—	124,210
Payments on long-term debt	—	(126,250)
Net cash (used in) provided by financing activities	187	(2,040)
Net change in cash, cash equivalents, and restricted cash	13,103	(21,618)
Cash, cash equivalents, and restricted cash at beginning of period	105,341	112,354
Cash, cash equivalents, and restricted cash at end of period	$118,444	$90,736
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid	$8,807	$11,783
Interest paid	$3,985	$10,076
Non-cash operating activities:
Non-cash changes to right-of-use assets	$38,734	$—
Non-cash changes to lease liabilities	$40,078	$—

Explanations and Reconciliations of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe adjusted EBITDA, adjusted EBITDA margin and adjusted net income, all of which are non-GAAP measures, are useful in evaluating our performance. We use adjusted EBITDA, adjusted EBITDA margin and adjusted net income to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that such non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, such non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization and less interest income), further adjusted to exclude certain non-cash charges and other adjustments set forth below. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenue. Adjusted EBITDA and adjusted EBITDA margin are useful financial metrics in assessing our operating performance from period to period because they exclude certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments such as share-based compensation, strategic initiatives and reorganization and integration costs. We believe that adjusted EBITDA and adjusted EBITDA margin, viewed in addition to, and not in lieu of, our reported GAAP results, provide useful information to investors regarding our performance and overall results of operations for various reasons, including:

•	non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance; and
•

costs associated with acquisitions and the resulting integrations, debt refinancing, restructuring, litigation and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance.

We use adjusted EBITDA and adjusted EBITDA margin:

•	as measures of operating performance;
•	for planning purposes, including the preparation of budgets and forecasts;
•	to allocate resources to enhance the financial performance of our business;
•	to evaluate the effectiveness of our business strategies;
•	in communications with our board of directors concerning our financial performance; and
•	as considerations in determining compensation for certain employees.

Adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and should not be considered in isolation to, or as substitutes for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA and adjusted EBITDA margin do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted EBITDA and adjusted EBITDA margin do not reflect changes in, or cash requirements for, working capital needs;
•	adjusted EBITDA and adjusted EBITDA margin do not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and
•

the definitions of adjusted EBITDA and adjusted EBITDA margin can differ significantly from company to company and as a result have limitations when comparing similarly titled measures across companies.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted EBITDA for the three and nine months ended September 30, 2020 and 2019 (unaudited).

	Three Months Ended September 30,		Three Months Ended September 30,
(in thousands except for percentages)	2020	2019	2020	2019
Net income (loss)	$8,597	$(3,728)	8.0%	(3.4)%
Provision for (benefit from) income taxes	(7,710)	4,635	(7.2)%	4.2%
Interest income	(111)	(664)	(0.1)%	(0.6)%
Interest expense	1,344	2,512	1.3%	2.3%
Amortization/depreciation	8,670	7,523	8.1%	6.8%
EBITDA	10,790	10,278	10.1%	9.3%
Share-based compensation(1)	12,919	11,641	12.1%	10.6%
IPO readiness(2)	—	1,501	—	1.4%
Reorganization and integration costs(3)	101	162	0.1%	0.1%
Acquisition expenses(4)	3,014	3,362	2.8%	3.1%
Debt acquisition cost write-down(5)	—	2,296	—	2.1%
Business continuity plan(6)	42	—	—	—
Office closures(7)	2,479	—	2.3%	—
Unrealized (gain) loss in investments	(15)	—	—	—
Adjusted EBITDA	$29,330	$29,240	27.4%	26.6%

	Nine Months Ended September 30,		Nine Months Ended September 30,
(in thousands except for percentages)	2020	2019	2020	2019
Net income (loss)	$2,053	$2,320	0.6%	0.8%
Provision for (benefit from) income taxes	(2,834)	11,364	(0.9)%	3.7%
Interest income	(842)	(2,286)	(0.3)%	(0.7)%
Interest expense	4,445	10,567	1.4%	3.4%
Amortization/depreciation	25,826	22,032	8.1%	7.2%
EBITDA	28,648	43,997	8.9%	14.4%
Share-based compensation(1)	40,041	22,093	12.5%	7.2%
IPO readiness(2)	—	2,835	—	0.9%
Reorganization and integration costs(3)	248	950	0.1%	0.3%
Acquisition expenses(4)	10,239	8,393	3.2%	2.7%
Debt acquisition cost write-down(5)	—	2,296	—	0.7%
Business continuity plan(6)	1,383	—	0.4%	—
Office closures(7)	2,479	—	0.8%	—
Unrealized (gain) loss in investments	(4)	—	—	—
Adjusted EBITDA	$83,034	$80,564	25.9%	26.2%

(1)

“Share-based compensation” represents granted share-based compensation in the form of Class C Common Units (which are incentive units) of AssetMark Holdings LLC, our former parent company, and RSA, restricted stock unit and stock option grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)

“IPO readiness” includes professional fees related to our preparation for becoming a public company. These expenses primarily include services for financial and human resources systems implementation, executive compensation assessments and other consulting services. These expenses are nonrecurring as they are limited to our public-company readiness preparation and do not include ongoing public-company compliance costs.

(3)

“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(4)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(5)

“Debt acquisition cost write-down” represents capitalized debt issuance costs extinguished due to the partial repayment of $125 million of the Company’s outstanding indebtedness under the Term Loan in July 2019. The repayment was considered a substantial modification and the debt was considered partially extinguished.

(6)

“Business continuity plan” includes incremental compensation and other costs that are directly related to operations while transitioning to a remote workforce and other costs due to the COVID-19 pandemic.

(7)	“Office closures” represents one-time expenses related to closing facilities.

Set forth below is a summary of the adjustments involved in the reconciliation from net income and net income margin, the most directly comparable GAAP financial measures, to adjusted EBITDA and adjusted EBITDA margin for the three and nine months ended September 30, 2020 and 2019, broken out by compensation and non-compensation expenses.

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	$12,919	$—	$12,919	$11,641	$—	$11,641
IPO readiness(2)	—	—	—	—	1,501	1,501
Reorganization and integration costs(3)	101	—	101	141	21	162
Acquisition expenses(4)	1,409	1,605	3,014	1,380	1,982	3,362
Debt acquisition cost write-down(5)	—	—	—	—	2,296	2,296
Business continuity plan(6)	—	42	42	—	—	—
Office closures(7)	—	2,479	2,479	—	—	—
Unrealized (gain) loss in investments	—	(15)	(15)	—	—	—
Total adjustments to adjusted EBITDA	$14,429	$4,111	$18,540	$13,162	$5,800	$18,962

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
(in percentages)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	12.1%	—	12.1%	10.6%	—	10.6%
IPO readiness(2)	—	—	—	—	1.4%	1.4%
Reorganization and integration costs(3)	0.1%	—	0.1%	0.1%	—	0.1%
Acquisition expenses(4)	1.3%	1.5%	2.8%	1.3%	1.8%	3.1%
Debt acquisition cost write-down(5)	—	—	—	—	2.1%	2.1%
Business continuity plan(6)	—	—	—	—	—	—
Office closures(7)	—	2.3%	2.3%	—	—	—
Unrealized (gain) loss in investments	—	—	—	—	—	—
Total adjustments to adjusted EBITDA margin %	13.5%	3.8%	17.3%	12.0%	5.3%	17.3%

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	$40,041	$—	$40,041	$22,093	$—	$22,093
IPO readiness(2)	—	—	—	—	2,835	2,835
Reorganization and integration costs(3)	250	(2)	248	831	119	950
Acquisition expenses(4)	4,858	5,381	10,239	3,525	4,868	8,393

Debt acquisition cost write-down(5)	—	—	—	—	2,296	2,296
Business continuity plan(6)	1,082	301	1,383	—	—	—
Office closures(7)	—	2,479	2,479	—	—	—
Unrealized (gain) loss in investments	—	(4)	(4)	—	—	—
Total adjustments to adjusted EBITDA	$46,231	$8,155	$54,386	$26,449	$10,118	$36,567

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
(in percentages)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	12.5%	—	12.5%	7.2%	—	7.2%
IPO readiness(2)	—	—	—	—	0.9%	0.9%
Reorganization and integration costs(3)	0.1%	—	0.1%	0.3%	—	0.3%
Acquisition expenses(4)	1.5%	1.7%	3.2%	1.1%	1.6%	2.7%
Debt acquisition cost write-down(5)	—	—	—	—	0.7%	0.7%
Business continuity plan(6)	0.3%	0.1%	0.4%	—	—	—
Office closures(7)	—	0.8%	0.8%	—	—	—
Unrealized (gain) loss in investments	—	—	—	—	—	—
Total adjustments to adjusted EBITDA margin %	14.4%	2.6%	17.0%	8.6%	3.2%	11.8%

(1)

“Share-based compensation” represents granted share-based compensation in the form of Class C Common Units (which are incentive units) of AssetMark Holdings LLC, our former parent company, and RSA, restricted stock unit and stock option grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)

“IPO readiness” includes professional fees related to our preparation for becoming a public company. These expenses primarily include services for financial and human resources systems implementation, executive compensation assessments and other consulting services. These expenses are nonrecurring as they are limited to our public-company readiness preparation and do not include ongoing public-company compliance costs.

(3)

“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(4)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(5)

“Debt acquisition cost write-down” represents capitalized debt issuance costs extinguished due to the partial repayment of $125 million of the Company’s outstanding indebtedness under the Term Loan in July 2019. The repayment was considered a substantial modification and the debt was considered partially extinguished.

(6)

“Business continuity plan” includes incremental compensation and other costs that are directly related to operations while transitioning to a remote workforce and other costs due to the COVID-19 pandemic.

(7)	“Office closures” represents one-time expenses related to closing facilities.

Adjusted Net Income

Adjusted net income represents net income before: (a) share-based compensation expense, (b) amortization of acquisition-related intangible assets, (c) acquisition and related integration expenses, (d) restructuring and conversion costs and (e) certain other expenses. Reconciled items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. We prepared adjusted net income to eliminate the effects of items that we do not consider indicative of our core operating performance. We have historically not used adjusted net income for internal management reporting and evaluation purposes; however, we believe that adjusted net income, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•

non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance;

•

costs associated with acquisitions and related integrations, restructuring and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance; and

•

amortization expense can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; as such, the amortization of intangible assets obtained in acquisitions is not considered a key measure of our operating performance.

Adjusted net income does not purport to be an alternative to net income or cash flows from operating activities. The term adjusted net income is not defined under GAAP, and adjusted net income is not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, adjusted net income has limitations as an analytical tool and should not be considered in isolation to, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted net income does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted net income does not reflect changes in, or cash requirements for, working capital needs; and

•	other companies in the financial services industry may calculate adjusted net income differently than we do, limiting its usefulness as a comparative measure.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for the three and nine months ended September 30, 2020 and 2019 (unaudited).

	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Net income (loss)			$8,597			$(3,728)
Acquisition-related amortization(1)	$—	$5,108	5,108	$—	$5,108	5,108
Expense adjustments(2)	1,510	4,126	5,636	1,520	5,800	7,320
Share-based compensation	12,919	—	12,919	11,641	—	11,641
Unrealized (gain) loss in investments	—	(15)	(15)	—	—	—
Tax effect of adjustments(3)	(393)	(13,696)	(14,089)	(395)	(2,836)	(3,231)
Adjusted net income	$14,036	$(4,477)	$18,156	$12,766	$8,072	$17,110

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Net income (loss)			$2,053			$2,320
Acquisition-related amortization(1)	$—	$15,324	15,324	$—	$15,324	15,324
Expense adjustments(2)	6,190	8,159	14,349	4,355	10,118	14,473
Share-based compensation	40,041	—	40,041	22,093	—	22,093
Unrealized loss in investments	—	(4)	(4)	—	—	—
Tax effect of adjustments(3)	(1,609)	(19,146)	(20,755)	(1,132)	(6,615)	(7,747)
Adjusted net income	$44,622	$4,333	$51,008	$25,316	$18,827	$46,463

(1)	Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(2)	Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above other than share-based compensation.
(3)	Reflects the tax impact of expense adjustments and acquisition-related amortization.

Contacts

Investors:

Taylor J. Hamilton, CFA

Head of Investor Relations

InvestorRelations@assetmark.com

Media:

Chris Blake

MSR Communications

chris@msrcommunications.com

SOURCE: AssetMark Financial Holdings, Inc.